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                                 EXHIBIT 23.2





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the incorporation in this registration statement of ENB Bankshares, Inc. on Form S-1, of our report dated January 14, 2000 on the financial statements of Eagle National Bank as of December 31, 1999 and 1998 and for the years then ended and the period from February 28, 1997 (Inception) through December 31, 1997. We also consent to the reference to our firm under the heading "Experts" in the prospectus, which is part of this registration statement.

                            /s/ Fisk & Robinson, P.C.


Dallas, Texas
August 23, 2000